UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Apollo Endosurgery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746
(Address of principal executive offices) (Zip Code)

(512) 279-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 29, 2022, Apollo Endosurgery, Inc., a Delaware corporation (the “Company” or “Apollo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Scientific Corporation, a Delaware corporation (“Parent”), and Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Company”) as an indirect wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.001 per share, of the Company (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company; (B) owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent; and (C) held by holders (i) who are entitled to demand appraisal rights under Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL), in each case, will be canceled and converted into the right to receive $10.00 in cash, without interest (the “Merger Consideration”);

(ii)

outstanding and unexercised option to purchase Shares granted under any Company stock plan (each, a “Company Option”) with an exercise price per Share that is less than the Merger Consideration, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Company Option and (B) the aggregate number of Shares issuable upon exercise of such Company Option, less applicable taxes and authorized deductions;

(iii)	Company Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration will be canceled without the payment of consideration;

(iv)

outstanding restricted stock unit award granted under any Company stock plan (each, a “Company RSU”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Company RSU, less applicable taxes and authorized deductions; and

(v)

outstanding performance restricted stock unit award granted under any Company stock plan that vests based on achievement of any performance condition and the passage of time (each, a “Company PSU”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Company PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) the affirmative vote of the holders of a majority of all outstanding Shares to adopt the Merger Agreement (the “Company Stockholder Approval”) will have been obtained; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain additional consents, approvals, non-approvals and other authorizations of certain other governmental bodies applicable to the Merger; and (iii) absence of any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquires or the implementation or submission of any acquisition proposal, or any proposals or offers that would be reasonably expected to lead to, an acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an acquisition proposal, (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an acquisition proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal; or (iv) execute or enter into any acquisition agreement regarding, or that is intended to result in, or could reasonably be expected to lead to, any acquisition proposal, subject to, prior to receipt of the Company Stockholder Approval, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, or engage in negotiations or discussions with, third parties with respect to an acquisition proposal if the Company complies with certain notice and other requirements and the Company’s board of directors (the “Company Board”) (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal is, or could reasonably be expected to lead to, a superior offer and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $19,000,000, including if the Merger Agreement is terminated due to (i) the Company accepting a superior proposal or (ii) the Company Board changing its recommendation that stockholders vote to adopt the Merger Agreement prior to the Company Stockholder Meeting. This termination fee will also be payable if the (y) Merger Agreement is terminated under certain circumstances, and prior to such termination, an acquisition proposal has been publicly announced, disclosed or otherwise made public and remains outstanding and not publicly withdrawn at the applicable time, and (z) within 12 months of such termination, the Company or any subsidiary of the Company enters into a definitive agreement with respect to, or submits to the Company’s stockholders for adoption, an acquisition proposal or consummates any transaction involving an acquisition proposal. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, and at the time of such termination, (A) there is a law or order that that enjoins or otherwise prohibits or makes illegal the consummation of the Merger solely to the extent such law or order relates to an antitrust law, (B) the Company Stockholder Approval has been obtained, and (C) all of the conditions to Parent and Merger Sub’s obligations to consummate the Merger (other than those to be satisfied at the closing of the Merger) have been satisfied. The amount of such termination fee will be (1) $30,000,000 if, prior to such termination, Parent has not exercised its right to extend the date by which the Effective Time must occur pursuant to the Merger Agreement (the “Outside Date”) from January 31, 2024 to July 31, 2024 and (2) $50,000,000 if, prior to such termination, Parent has exercised its right to extend the Outside Date from January 31, 2024 to July 31, 2024.

The foregoing description of the Merger Agreement and the transactions contemplated thereby (the “Contemplated Transactions”) does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made by one party to the other parties in connection with the negotiation of the Merger Agreement; and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Support Agreement

In connection with the execution of the Merger Agreement, R. Kent McGaughy, Jr., a member of the Company Board, and entities affiliated with CPMG, Inc. (together, with R. Kent McGaughy, Jr., the “CPMG Signatories”), have entered into a voting and support agreement (the “CPMG Support Agreement”). As of November 25, 2022, the CPMG Signatories held, in the aggregate, Shares representing approximately 8.4% of the voting power of the outstanding Shares. Under the CPMG Support Agreement, the CPMG Signatories have, among other things, agreed to, during the term of the Support Agreement, vote the Shares held by the CPMG Signatories (i) in favor of the adoption of the Merger Agreement; (ii) in favor of any proposal to adjourn or postpone any meeting of the holders of Shares at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Shares to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Contemplated Transactions.

The foregoing description of the CPMG Support Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CPMG Support Agreement which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Contemplated Transactions, Apollo intends to file with the SEC preliminary and definitive proxy statements relating to the Contemplated Transactions and other relevant documents. The definitive proxy statement will be mailed to Apollo’s stockholders as of a record date to be established for voting on the Contemplated Transactions and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APOLLO, BOSTON SCIENTIFIC AND THE CONTEMPLATED TRANSACTIONS. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Apollo’s website at https://ir.apolloendo.com/ or by contacting Apollo’s Investor Relations department via email at investor-relations@apolloendo.com.

Participants in the Solicitation

Apollo and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Apollo in connection with the Contemplated Transactions and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Apollo’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 25, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Apollo’s stockholders in connection with the Contemplated Transactions and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the Contemplated Transactions. These documents are available free of charge as described in the preceding section.

Legal Notice Regarding Forward-Looking Statements

This report, including exhibits attached thereto, contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding the Contemplated Transactions (as defined below), are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the ability of the parties to consummate the Contemplated Transactions in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Contemplated Transactions, including with respect to the approval of Apollo’s stockholders; potential delays in consummating the Contemplated Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Contemplated Transactions on Apollo’s business relationships, operating results and business generally; costs related to the Contemplated Transactions; the outcome of any legal proceedings that may be instituted against Apollo or its directors or officers related to the Merger Agreement or the Contemplated Transactions; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on Apollo’s business, revenue, future growth and results of operations; Apollo’s strategic plan; Apollo’s financial outlook; Apollo’s focus areas for investment and its investments; the effect of inflationary and/or recessionary pressure as well as macroeconomic uncertainty; foreign exchange fluctuations; reports of adverse events related to Apollo’s products; outcomes of clinical studies related to Apollo’s products; regulatory approvals and extensive regulatory oversight by the FDA or other regulatory authorities; unfavorable media coverage related to Apollo’s products or related procedures; coverage and reimbursement decisions by private or government payors; Apollo’s ability to support the adoption of its products and broaden its product portfolio; the potential size of Apollo’s addressable markets; the execution of Apollo’s gross margin improvement projects; global supply chain constraints; announcements by Apollo; Apollo’s competitors of business or strategic developments; and Apollo’s overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by Apollo’s forward-looking statements is included in the reports Apollo has filed or will file with the SEC, including Apollo’s Annual Report on Form 10-K for the year ended December 31, 2021, Apollo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These filings, when available, are available on the investor relations section of Apollo’s website at https://ir.apolloendo.com/sec-filings and on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document

2.1*	Agreement and Plan of Merger, dated as of November 29, 2022, by and among Boston Scientific Corporation, Textile Merger Sub, Inc. and Apollo Endosurgery, Inc.

10.1	Voting and Support Agreement, dated as of November 29, 2022, by and among Boston Scientific Corporation, R. Kent McGaughy, Jr., and other Stockholders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.
Dated: November 30, 2022

	By:	/s/ Jeffrey Black
Name: Jeffrey Black
Chief Financial Officer